Exhibit 4.52

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Side Letter to the

Global Agreement

(Extension + New Terms)

This Side Letter (“Side Letter”) is made on 1 August 2016 (“Effective Date”) with reference to the Global Agreement (“Agreement”), and is effective between:

Amadeus IT Group, S.A., a Spanish company with principal offices at C/Salvador de Madariaga 1, 28027 Madrid, Spain, (“Amadeus”), and

ibibo Group Pvt. Ltd., an Indian company with principal offices at F-130, G.F, Street No. 7, Pandav Nagar, Delhi-110091 (“Customer”)

(Collectively, the “Parties”).

WHEREAS, the Parties have executed the Agreement, effective from 1 April 2013;

WHEREAS, the Parties wish to amend certain provisions of the Agreement in this Side Letter;

NOW THEREFORE, the Parties agree as follows:

1.	Amendments to the Agreement

1.1	Sections 1.14 and 1.15 shall be deleted in their entirety.

1.2	The following definition shall be added to Section 1:

“Incentive” means any amounts payable by Amadeus to Customer as described in Exhibit 2 to this Agreement.

“Steering Committee” means the committee consisting of representatives of both the parties.

1.3	Section 3 shall be deleted in its entirety and replaced with the following:

3.	TERM/TERMINATION

3.1 Term. This Agreement shall commence as of the Effective Date and continue in effect for a period ending on 31 July 2021 (the “Term”).

3.2 Right to Terminate. A Party shall be entitled to terminate this Agreement immediately upon written notice in the event that:

(i)	the other Party becomes insolvent, makes any assignment for the benefit of creditors, offers a composition or extension to creditors, suspends payment, consents to or suffers the appointment of a receiver, a trustee, a committee of creditors or a liquidating agent files or has filed against it a petition in bankruptcy or seeking reorganisation, arrangement or readjustment of its debts or its dissolution or liquidation or for any other relief under any bankruptcy or insolvency law and upon demand of the first Party, unless a guarantee is raised to the benefit and satisfaction of the first Party; or

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

(ii)	the other Party does not comply with the terms and conditions of this Agreement and such non-compliance constitutes a material breach of contract and the other Party does not rectify the breach within 30 days from the first Party’s written notice specifying the breach. Any such notice shall describe in detail the facts and circumstances supporting the allegation of breach; or

(iii)	as otherwise expressly provided in this Agreement or applicable law.

(iv)	either Party may terminate this Agreement for convenience upon thirty (30) days’ notice.

3.3 Effect of Termination. In the event of termination of this Agreement for any reason, the following will apply:

(i)	Return Of Property. Each Party will return to the other Party all (i) Confidential Information belonging to the other Party, and (ii) any Software, Equipment and any other related documentation and materials that belong to the other Party.

(ii)	Payment/Repayment of Incentive. Except as may otherwise be identified on an Exhibit or supplement hereto, Amadeus will pay to Customer all Incentives earned up until the date of termination. Customer will repay to Amadeus any Incentives, along with Interest, that were advanced to Customer in exchange for future Booking production after the date of termination and any other sum identified on an Exhibit or amendment hereto.

1.4	The following language shall be added at the end of Section 4.1:

Subject to mutual agreement of the Parties recorded in writing as set forth in this Agreement, Amadeus may set off any amounts owed to Customer by amounts owed by Customer to Amadeus.

1.5	Section 4.2.3 shall be deleted in its entirety and replaced with the following:

4.2.3	Increase in Charges. Charges may be increased (i) upon 90 days advance written notice only XXXX, except that charges may be increased (ii) at any time (a) as may be additionally necessary to cover increased in third party costs incurred by Amadeus in providing such products and services, and (b) as may be additionally necessary to cover increases in Amadeus costs in the event of any change in legislation resulting in an increase in costs. In case charges are increased pursuant to (a) or (b) and such increase is unacceptable to Customer, then Customer may terminate those particular products/services for which the charges were increased.

1.6	The following language shall be added as Section 5.A:

5.A. WARRANTIES

5.A.1 Corporate Authority. Each Party warrants that they have the corporate authority to enter into and perform the obligations described in this Agreement.

5.A.2 Data Transfer. Customer represents and warrants that it has all necessary consents and approvals from their respective clients and customers, as applicable, to allow Amadeus to process all data relevant to the transactions contemplated by this Agreement including all credit card data and Personal Data. Amadeus represents and warrants that it shall not sell credit card data or Personal Data entered into the Amadeus System by Customer.

1.7	Section 6.3 shall be deleted in its entirety and replaced with the following:

6.3	Confidentiality Generally. The content and terms of this Agreement are confidential and shall not be disclosed by any party hereto, or affiliate thereof, to any other entity except with the

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

prior written consent of the applicable party. “Confidential Information” includes, but is not limited to, any software, documentation, financial information, business plans, source code, and/or any other confidential and proprietary material, information or knowledge of a party which is in written form and marked “Confidential” or similar marking as well as copies hereof which a Party (“Receiving Party”) receives from the other Party (“Disclosing Party”) as a consequence of this Agreement. The Receiving Party shall use its commercially reasonable efforts, and no less effort than used by the Receiving Party to protect its own Confidential Information, to not disclose, copy or in any other way duplicate the Confidential Information of the other Disclosing Party in whole or in part without the prior written consent of the Disclosing Party. “Confidential Information” does not include information that is (a) already in the public domain, (b) disclosed by any other third party not under an obligation of confidentiality, and (c) independently developed by the Receiving Party without the use of the Disclosing Party’s Confidential Information. Upon termination of this Agreement, each Receiving Party shall without delay return all the Confidential Information to the Disclosing Party. Notwithstanding anything to the contrary stated herein, the Parties will be permitted to use information contained in PNRs generated by Customer Offices as required by applicable law, regulation or rule by governing authorities or as required to provide the services under this Agreement.

Further, and in further exchange of the benefits conferred to Customer Offices herein, all Customer Offices agree and consent to their identification in any marketing, booking and sales data that Amadeus or any other company of the Amadeus Group decides to make available in the normal course of their business. Further, Amadeus may use Amadeus System Data for the provision of itinerary and other information, and/or offer additional services directly to travellers via checkMytrip.com or an equivalent site.

The obligations of the Parties under this Clause 6.3 will apply during the term of this Agreement and shall survive its termination.

1.8	Exhibits 1, 2 and 3 of the Agreement shall be deleted and replaced with Exhibits 1, 2 and 3 of this Side Letter.

2.	Term and Termination

This Side Letter shall be effective from the Effective Date and shall continue in effect until 31 July 2021. This Side Letter shall automatically terminate upon the termination or expiration of the Agreement for any reason.

3.	Confidentiality

The terms and conditions of this Side Letter constitute confidential information and will be treated by the Parties as confidential information in accordance with the terms and conditions of the Agreement.

4.	General

4.1	All capitalized terms undefined herein shall have the meanings ascribed to them in the Agreement.

4.2	Except as expressly modified by this Side Letter, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict or inconsistencies between the Agreement and this Side Letter, the provisions of this Side Letter shall prevail to the extent of such conflict or inconsistencies.

4.3	Section 3 of this Side Letter (Confidentiality) shall survive the expiration or termination of this Side Letter.

IN WITNESS WHEREOF, the Parties hereto have executed this Side Letter to take effect on the date herein above written.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Amadeus IT Group, S.A.		ibibo Group Pvt. Ltd.

By:	/s/ Albert Pozo	By:	/s/ Pankaj Jain
Name:	Albert Pozo	Name:	Pankaj Jain
Title:	President, Amadeus Asia Pacific	Title:	Group CFO, IBIBO
Date:	24/08/2016	Date:	12th August 2016

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 1

Customer Offices

The Agreement is valid only for the markets and Customer Offices listed below, unless otherwise agreed in writing. Modifications to Office IDs in the below Markets may be made pursuant to Exhibit 6.

Customer Office	Territory	Office ID
IBIBO GROUP PVT LTD	India	BOMVS35SC
IBIBO GROUP PVT LTD	India	BOMVS35SD
IBIBO GROUP PVT LTD	India	BOMI228IM
IBIBO GROUP PVT LTD	India	BOMI228HF

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 2

Commercials

1.	Booking Incentives. Amadeus will pay Customer an incentive per Eligible Booking (the “Booking Incentive”) as per Table 1.1 below:

Table 1.1

India Market Share	International	Domestic
		XXXX	XXXX
XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX
XXXX	XXXX	XXXX	XXXX

1.1	“Market Share” means the number of Eligible Bookings during a calendar quarter / the number of all GDS bookings by Customer Offices during the same calendar quarter (per region/market as indicated). For the avoidance of doubt, bookings made outside of GDS channels (e.g., bookings through Provider B2C or B2B channels) are excluded from the measurement of Market Share. For the period between the Effective Date and 30 September 2016, the measurement of Market Share shall only account for bookings made between 16 August 2016 and 30 September 2016; thereafter, it shall be measured quarterly.

1.2	“Domestic” when used in relation to Bookings, means a Booking on a city pair where the departure city and arrival city are located within India.

1.3	“International” when used in relation to Bookings, means an Air Booking that is not a Domestic Booking.

1.4	Booking Incentives will be paid quarterly in advance (“Quarterly Advance”). The Quarterly Advance shall be equal to Booking Incentives earned by Customer during the previous quarter. Any difference between the Quarterly Advance and the Booking Incentives actually earned by Customer during the quarter shall be added to or subtracted from the next Quarterly Advance. The Quarterly Advance for the first quarter of the Term shall be XXXX.

1.5	In case Customer reasonably demonstrates, by way of verifiable evidence, that a malfunction of the Amadeus System is the sole and direct cause of Customer’s failure to achieve a XXXX during any quarter, then Amadeus shall pay XXXX during such quarter. The performance of Amadeus System will be reviewed by the Steering Committee in its monthly meeting. In the event, the Steering Committee is not able to reach consensus on the causes for Customer’s failure to achieve the Market Share, the matter shall be resolved amicably between the Customer’s CEO and Amadeus’ President of APAC.

2.	Loyalty Bonus. As consideration for entering and complying with this Agreement, Amadeus shall pay Customer a one-time gross amount equal to the difference between the Booking Incentives paid to Customer for Eligible Bookings between 1 January 2016 and 15 August 2016 (the “7-Month Bookings”) under the Prior Agreement and the Booking Incentives set forth in Table 1.1 in the XXXX as they would apply to the 7-Month Bookings (such difference is the “Loyalty Bonus”). In case this Agreement terminates prior to 1 October 2017 for any reason other than for convenience by Amadeus, the Loyalty Bonus shall be paid back to Amadeus in full.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

3.	Incentive Exceptions. Notwithstanding anything to the contrary in the Agreement, all Incentives and Eligible Booking volume calculations may be adjusted by Amadeus (i) where a Provider makes, or has made before the Effective Date, its content available in the System in exchange for a direct or indirect reduction of Amadeus booking related distribution fees or at a charge, and/or (ii) with respect to Provider content that becomes part of a Provider and/or Amadeus content program, and/or (iii) with respect to Provider content for which the Provider restricts payment of incentives, (the “Affected Content”). In any such event, Amadeus will notify Customer in writing of the terms and conditions applicable to bookings of Affected Content. Such terms and conditions may include, but are not limited to, a reduction in Incentives or the imposition of applicable charges with respect to the Affected Content. The Parties will discuss in good faith any such terms and conditions upon the Customer’s request. Subject to the foregoing, the terms and conditions with respect to the Affected Content will apply upon the date stated in Amadeus’ notice, unless otherwise agreed between Amadeus and Customer. If Customer chooses not to accept such terms and conditions by notifying Amadeus in writing within 30 days of Amadeus’ notice, then: (i) Amadeus and/or the applicable Amadeus ACO may restrict access to the Affected Content, and/or (ii) no Incentives will apply on such Affected Content; or (iii) the Customer may book the Affected Content outside of the Amadeus System and the Market Share thresholds shall be decreased by the same amount that the Affected Content represents; or (iv) Parties may renegotiate and revise the rates set out in table 1.1 above. For clarification Bookings that are booked on low cost or budget Providers and/or via Amadeus Ticketless Access or Amadeus Light Ticketing will not qualify for Incentives unless otherwise agreed by the Parties.

If Amadeus notifies Customer that it will apply the terms of this provision, Customer may request that an international auditing firm such as Deloitte, Ernst & Young, KPMG or PWC (the “Auditor”) verifies Amadeus’ compliance with this provision. Customer shall bear the cost of such audit. The Auditor will issue a report which shall be limited to confirming whether Amadeus meets the requirements of this provision. Amadeus will pay the cost of such audit if the report indicates that the requirements of this provision were not met. The Auditor will be subject to a confidentiality agreement to ensure confidentiality of Amadeus and its Provider’s information.

Amadeus and Amadeus ACOs have programs and/or arrangements in place in certain markets as of the Effective Date with respect to certain Providers. Such programs and/or arrangements will apply to the affected Customer Offices. Other programs and/or arrangements may be identified on Exhibit 6. All such programs and/or arrangements are subject to change upon notice to the Customer.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Exhibit 3

Products and Services

Amadeus and/or the applicable Amadeus ACO will provide Customer Offices with the following products and services at the following charges which are exclusive of taxes which will be added, if applicable. Products and services not listed below will be charged, if ordered, at then prevailing rates or as otherwise agreed in writing between the Parties.

Description	Charges
Ghost Bookings	Amadeus will charge Customer an annual fee (the “Ghost Booking Fee”) of XXXX for each Air Booking created in the Amadeus System with the status code XXXX (a “Ghost Booking”) in excess of XXXX for Ghost Bookings to Eligible Bookings (Air) plus Ghost Bookings plus Amadeus Ticketless Access Bookings during the relevant Year. The Ghost Booking Fee will be payable irrespective of the subsequent cancellation of a Ghost Booking.

Central System Transactions

XXXX Central System Transactions per Eligible Booking produced by all Customer Offices during a month are free of charge.

Central System Transactions above this threshold shall be charged at XXXX per excess Transaction.

Web Services Transactions

XXXX Web Services Transactions per Eligible Booking produced by all Customer Offices during a month are free of charge.

Web Services Transactions above this threshold shall be charged at XXXX per excess Transaction.

Web Services Development (for new Web Services Applications)

Development License fee: XXXX

Development support and certification fee: XXXX

This fee corresponds to a pack of 5 man-days for development support/certification; a minimum of one pack is required to cover initial support/certification; any additional effort that is required will be charged XXXX.

Man-Days	Development services are available at a charge of XXXX.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities and Exchange Act of 1934, as amended, and have been filed separately with the Securities and Exchange Commission.

Master Pricer Transactions	XXXX Master Pricer Transactions per Eligible Booking produced by all Customer Offices during a month are free of charge. Master Pricer Transactions above this threshold shall be charged at XXXX.

Ongoing charges based on the data and India Market Share as set forth below:

Number of O&D Results per month
	Discount	India Market Share	0-3 Million Monthly fee	3-6 Million Monthly fee	6-9 Million Monthly fee	9 Million or more Monthly fee
Master Pricer Instant	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX

In order to assess the excess Transaction fees in the table above, Transactions per Eligible Booking shall be calculated per month by dividing the total number of the applicable transactions from all Customer Offices by the total number of Eligible Bookings from such Customer Offices.